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SCHEDULE 14A

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Abel Avellan – IPO Edge Q&A

•	Where did the idea for a space-based cellular network come from?

I have spent 20 years in the space industry creating broadband solutions for companies, governments and individuals in hard-to-reach places and long ago realized that the requirement for a fixed or mobile antennas to land satellite signals has been a clear obstacle to universal broadband access. In 2016, we came on with the idea to solve the key technological challenge of connecting an ordinary phone to a satellite. When I realized that was possible, I reassembled my core scientist team and personally funded the project at its early stages.

•	You have announced relationships with some of the largest cellular providers, including a new agreement with Vodafone. Can you explain how you work with the wireless providers and how the relationships work?

Our business model has always incorporated strategic relationships with wireless providers, as our goal is to connect directly and immediately to all modern mobile phones with no friction to the end user. In order to do so, we will require access to the wireless providers’ owned spectrum.

We have developed a simple and mutually beneficial relationship with several wireless providers. Operating under a revenue sharing model, AST SpaceMobile will deliver broadband service directly to the wireless providers’ subscribers when they need it most. As planned, the wireless providers’ subscribers will be able to receive immediate service with little effort on their end, such as by sending a simple text response “yes” when prompted.

We believe that by partnering with our service, wireless providers will benefit from both new revenue (by monetizing moments when their users are out of coverage) and reduced subscriber churn (by allowing them to offer a differentiated service), thus satisfying two of their most critical drivers of shareholder value.

•	What regulatory requirements do you need to launch the satellites and do you have them in place?

We believe that providing universal connectivity is critical to governments in every country. Wireless companies have paid billions of dollars for spectrum rights, and are eager to partner with AST SpaceMobile to improve their service offering and expand connectivity to previously unreached areas.

We have already received approvals from certain countries for our Equatorial constellation, where we are partnering with Vodafone, and expect that additional approvals will come in time. This approvals process is typical for all companies that offer telecommunications services.

•	NASA, before having any formal discussions with you, initially thought that AST SpaceMobile’s space-based cellular network could pose a significant collision threat to some of their satellites. What’s the latest on this?

Technical teams at NASA and AST SpaceMobile have agreed to collaborate and share operational information regarding respective space assets.

Following NASA’s initial comments on our FCC application, we privately disclosed comprehensive detail on our system to NASA, which led to this agreement. After these discussions, NASA formally notified the FCC that it does not have any pending objection to our application.

We anticipate continuing to maintain a great working relationship with NASA moving forward, as we share the mutual goal of safe and responsible operations within space.

•	What is the total addressable market for the SpaceMobile service?

Globally, there are 5.2 billion mobile phones that move in and out of connectivity every day. Within these demographics, 3.3 billion subscribers do not have access to mobile broadband, while over 700 million people possess no terrestrial coverage whatsoever. That means half of the world’s population (approximately 4 billion people) do not have access to mobile broadband. Lack of connectivity also remains a significant issue even within the US, which is one of the most connected countries on the planet.

According to the GSMA, the global cellular market represents a $1 trillion opportunity and the market continues to grow. By partnering with wireless providers, we anticipate that AST SpaceMobile will have access to many of these customers and be able to contribute to the growth of the total addressable market for mobile wireless services. Our service is incremental to the market and will expand it by monetizing the SIM card in places where it would not otherwise generate revenue for the wireless provider.

•	What are the key markets for the SpaceMobile service? Is it just for rural areas and geographies that are underserved or unserved?

Our technology is being designed to be very flexible, and we anticipate that it will have many potential markets and use cases. We are currently focused on helping wireless providers offer their subscribers connectivity in areas where their phone would otherwise lose service. This offering eliminates the network gaps experienced by mobile phone users across the globe. While our service will have a different go-to-market strategy with each country we operate in, we expect our service will be valuable to most wireless subscribers, not only the unserved or underserved.

The use case for the unserved and underserved is obvious and compelling, both in developing markets and rural areas. We anticipate that our network will be capable of offering an affordable add-on service to users for as low as $1 per month in certain markets. We believe that the “well-served” mobile wireless user, who, like many of us, experiences dropped calls daily, whether on the drive to work from the suburbs or because they happen to live in a neighborhood just a little too far from the nearest cell tower, will also value SpaceMobile’s service. And for the subscribers who want to eliminate all gaps in connectivity, SpaceMobile is expected to provide seamless access while traveling by air, land and sea.

•	How do you acquire customers?

Our only direct customers are the wireless providers, with whom we already have agreements that cover approximately 1.3bn subscribers, representing approximately 25% of the mobile phones in use globally. Approximately 800 million of these subscribers are covered under mutually exclusive, binding agreements.

Together with mobile service providers, acquiring new subscribers for AST SpaceMobile is simple. We currently envision that when subscribers exit mobile coverage, they will receive a text message from their wireless provider that offers access to SpaceMobile connectivity and with a simple “yes” response via text, the user will receive a Day Pass, similar to what subscribers already may have experienced with their wireless provider when they travel abroad. This pass will then be represented as an add-on charge to the subscriber’s monthly bill. We anticipate that subscribers will also have the option to add ongoing SpaceMobile as a monthly offering, ensuring seamless, uninterrupted service on a monthly recurring basis.

•	When do you plan to have the service available to customer use?

We chose to launch our Equatorial network first because that network requires the fewest satellites to fully cover a regional customer base and reach commercialization. Our partner and investor, Vodafone, has almost 500 million subscribers available in this region. As Vodafone announced in December 2020, AST SpaceMobile first commercial launches across their 20+ countries in the region in the second half of 2022 or early 2023. We plan to expand the service market by market globally by the end of 2023 or early in 2024.

•	How does the technology work?

As designed, AST SpaceMobile connects directly with mobile phones using cellular spectrum, rather than adopting the approach of other satellite companies (both old and new), which require the installation of a secondary satellite dish or an special satellite phone using satellite spectrum, like the bands L, C, Ku and Ka.

In order to connect directly with mobile phones, we needed to innovate both with new technology – developing larger satellites in low earth orbit as well as critical network EnodB software – and with new ways of applying the technology, including partnering with the wireless providers in a mutually beneficial manner.

•	Do mobile users need any special hardware or apps to make this work on their iPhone or other phone?

No. We are designing our satellites to communicate directly with existing mobile phones, without requiring any extra antennas, apps or software modifications.

SpaceMobile is being designed to be be fully and completely seamless to the end user, offering broadband connectivity that looks and feels just like what they are used to – except now they will no longer experience dropped calls!

Additional Information

New Providence Acquisition Corp. (“NPA”) has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the proposed business combination (the “Business Combination”) with AST & Science LLC ("AST"), and NPA will mail the definitive proxy statement and other relevant documents to its stockholders. This communication does not contain all the information that should be considered concerning the Business Combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed Business Combination. NPA’s stockholders and other interested persons are advised to read the preliminary proxy statement, any amendments thereto, and the definitive proxy statement in connection with NPA’s solicitation of proxies for the special meeting to be held to approve the Business Combination as these materials will contain important information about AST and NPA and the proposed the Business Combination. The definitive proxy statement will be mailed to the stockholders of NPA as of a record date to be established for voting on the Business Combination. Such stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

NPA, New Providence Acquisition Management LLC and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of NPA’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of NPA’s directors and officers in NPA’s filings with the SEC, including NPA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 30, 2020, and such information and names of AST’s directors and executive officers will also be in the proxy statement of NPA for the Business Combination. Stockholders can obtain copies of NPA’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov.

AST SpaceMobile and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from NPA’s stockholders in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the Business Combination when available.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact contained in this communication including, without limitation, statements regarding NPA’s or AST’s financial position, business strategy and the plans and objectives of management for future operations; anticipated financial impacts of the Business Combination; the satisfaction of the closing conditions to the Business Combination; and the timing of the completion of the Business Combination, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside NPA’s and AST’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the equity purchase agreement or could otherwise cause the Business Combination to fail to close; (ii) the outcome of any legal proceedings that may be instituted against NPA and AST following the execution of the equity purchase agreement and the Business Combination; (iii) any inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of NPA or other conditions to closing in the equity purchase agreement; (iv) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (v) the inability to maintain the listing of the shares of common stock of the post-acquisition company on The Nasdaq Stock Market following the Business Combination; (vi) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (vii) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (viii) costs related to the Business Combination; (ix) changes in applicable laws or regulations; (x) the possibility that AST or the combined company may be adversely affected by other economic, business, and/or competitive factors; (xi) expectations regarding AST’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives and (xii) other risks and uncertainties indicated in the proxy statement, including those under the section entitled “Risk Factors”, and in NPA’s other filings with the SEC.

NPA cautions that the foregoing list of factors is not exclusive. NPA cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of NPA’s Annual Report on Form 10-K filed with the SEC. NPA’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, NPA disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.